                           STOCK REPURCHASE AGREEMENT

         STOCK REPURCHASE AGREEMENT dated as of April __, 1997 among BLACKSTONE CAPITAL PARTNERS II MERCHANT BANKING FUND L.P., a limited partnership organized under the laws of the State of Delaware ("BCP"), BLACKSTONE OFFSHORE CAPITAL PARTNERS II L.P., a limited partnership organized under the laws of the Cayman Islands ("BOCP"), BLACKSTONE FAMILY INVESTMENT PARTNERSHIP II L.P., a limited partnership organized under the laws of the State of Delaware ("BFIP"), UCAR INTERNATIONAL INC., a corporation organized under the laws of the State of Delaware (the "Company") and, as to Sections 6(a) and 7-13 of this Agreement only, CHASE EQUITY ASSOCIATES, L.P., a limited partnership organized under the laws of the State of California ("Chase Equity Associates"). BCP, BOCP and BFIP are each sometimes referred to herein as a "Blackstone Party" and are collectively referred to herein as the "Blackstone Parties."

                              W I T N E S S E T H :

         WHEREAS, it is expected that certain shares of common stock of the Company, par value $.01 per share (the "Common Stock"), will be sold by the Blackstone Parties in a public offering (the "Offering") pursuant to an Underwriting Agreement (the "Underwriting Agreement") dated the date hereof among the Company, the Blackstone Parties, Credit Suisse First Boston Corporation and the other U.S. Underwriters named therein and a Subscription Agreement (the "Subscription Agreement") dated the date hereof among the Company, the Blackstone Parties, Credit Suisse First Boston (Europe) Limited and the other Managers named therein, which shares are being registered for sale to the public under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 (file no. 333-23073); and

         WHEREAS, the Board of Directors of the Company has authorized a program to repurchase up to $100 million of Common Stock (the "Stock Repurchase Program"); and

         WHEREAS, each Blackstone Party desires to sell to the Company, and the Company desires to repurchase from each Blackstone Party, certain shares of Common Stock currently owned by such Blackstone Party ("Shares") on the terms and conditions set forth herein; and

         WHEREAS, the Company intends to effect such repurchase of Shares from each Blackstone Party upon consummation of the Offering pursuant to the Stock Repurchase Program.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties, intending to be legally bound, agree as follows:

         1. Sale and Repurchase. Upon the terms and subject to the conditions set forth herein, at the Closing (as defined in Section 2 hereof), each Blackstone Party shall sell, assign and deliver to the Company, and the Company shall repurchase from each Blackstone Party, all right, title and interest in and to the number of Shares set forth opposite the name of such Blackstone Party on Schedule I (referred to below). In consideration for the sale, assignment and delivery of such Shares, at the Closing, the Company shall pay to each Blackstone Party $ __ per Share.

         2. Closing. The closing of the sale and repurchase of the Shares hereunder (the "Closing") will occur at the offices of Cravath, Swaine & Moore in New York City on the First Closing Date (as defined in the Underwriting Agreement and the Subscription Agreement) concurrently with the closing (the "First Closing") of the sale of U.S. Firm Securities (as defined in the Underwriting Agreement and the Subscription Agreement) on such First Closing Date. At the Closing:

                  (a) the Company will deliver by wire transfer in immediately available funds to a bank account designated by each Blackstone Party by notice to the Company not later than two business days prior to the Closing the repurchase price payable to such Blackstone Party as set forth set forth on
Schedule I;

                  (b) each Blackstone Party will deliver to the transfer agent for the Common Stock (as agent for the Company) a certificate or certificates representing the Shares to be sold by such Blackstone Party, registered in the name of such Blackstone Party duly endorsed for transfer, as set forth on
Schedule I attached to, and in accordance with, the Letter of Instruction from the Company to the transfer agent attached as Exhibit A hereto; and

                  (c) each Blackstone Party will furnish to the Company a certificate, dated the date of the Closing, signed by such Blackstone Party or an authorized signatory thereof, in substantially the form attached as Exhibit B hereto.

         3. Representations and Warranties of the Blackstone Parties. Each Blackstone Party represents and warrants to the Company as of the date hereof and the Closing as follows:

                  (a) Such Blackstone Party has valid and unencumbered title to the Shares to be delivered by or on behalf of such Blackstone Party at the Closing, and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be delivered by or on behalf of such Blackstone Party at the Closing; and upon delivery of and payment for the Shares to be delivered by or on behalf of such Blackstone Party at the Closing, assuming the Company acquires such Shares in good faith and without notice of any adverse claim within the meaning of the Uniform Commercial Code currently in effect in the State of New York, the Company will acquire valid and unencumbered title to the Shares to be delivered by or on behalf of such Blackstone Party at the Closing.

                  (b) Such Blackstone Party has been duly organized as a limited partnership and is in good standing under the laws of the jurisdiction in which it was organized. Such jurisdictions are the State of Delaware, in the case of the BCP and BFIP, and the Cayman Islands, in the case of BOCP.

                  (c) This Agreement has been duly authorized and validly executed and delivered by such Blackstone Party and, assuming due execution and delivery by the other parties, constitutes a valid and legally binding agreement of such Blackstone Party, enforceable against such Blackstone Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (d) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any Blackstone Party for the consummation of the transactions contemplated by this Agreement in connection with the sale by such Blackstone Party of the Shares set forth opposite such Blackstone Party's name on Schedule I, except such as have no material adverse effect on the consummation of the transactions contemplated by this Agreement.

                  (e) The sale of the Shares set forth opposite such Blackstone Party's name on Schedule A, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and the fulfillment of the terms hereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement or instrument to which such Blackstone Party is a party or by which such Blackstone Party is bound or to which any of the properties of such Blackstone Party is subject, or the agreement of limited partnership or articles of partnership of such Blackstone Party, except in each case where such breach, violation or default has no material adverse effect on the consummation of the transactions contemplated by this Agreement, and such Blackstone Party has full partnership power and authority to sell the Shares to be sold by it as contemplated by this Agreement.

                  (f) The sale of the Shares set forth opposite such Blackstone Party's name on Schedule I, the execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof, will not result in a breach or violation of any of the terms and provisions of any statute or any rule, regulation or order applicable to such Blackstone Party of any governmental agency or body or court, domestic or foreign, having jurisdiction over such Blackstone Party or any of its properties.

         4. Representations and Warranties of the Company. The Company represents and warrants to the Blackstone Parties as of the date herend is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (b) This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming due execution and delivery by the other parties, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (c) The repurchase of the Shares, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement or instrument to which UCAR is a party or by which UCAR is bound or to which any of the properties of UCAR is subject, except where such breach, violation or default (individually or in the aggregate) would not have a Material Adverse Effect (as defined in the Underwriting Agreement). The Company has full corporate power and authority to repurchase the Shares as contemplated by this Agreement.

                  (d) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court or arbitrator or by any court or arbitrator is required to be obtained by the Company for the consummation of the transactions contemplated by this Agreement in connection with the repurchase by the Company of the Shares, except such as have no Material Adverse Effect on the consummation of the transactions contemplated by this Agreement.

                  (e) The repurchase of the Shares by the Company, the execution, delivery and performance of thi terms hereof will not result in a breach or violation of any of the terms and provisions of any statute or any rule, regulation or order applicable to the Company or any governmental agency or body or court, domestic or foreign, having jurisdiction over the Company or any of its properties.

         5. Conditions to the Obligations of the Blackstone Parties and the Company; Termination. The obligations of each of the Blackstone Parties and the Company to consummate the Closing are subject to the following conditions: (a) no Shares shall be sold and repurchased hereunder unless all of the Shares are concurrently sold and repurchased and (b) no Shares shall be sold and repurchased hereunder unless the First Closing shall occur concurrently or shall have occurred on or prior to April 30, 1997. If the First Closing shall not have occurred on or prior to April 30, 1997, this Agreement shall terminate and have no further force or effect without liability hereunder on the part of any party (even if the First Closing does not occur due to an action or omission of a party hereto under the Underwriting Agreement or the Subscription Agreement).

         6. Termination of Certain Provisions.

                  (a) Upon the earlier of (x) 90 days after the date of the Closing and (y) the time when each of the Blackstone Parties shall have ceased to be an "affiliate" of the Company within the meaning of Rule 144 under the Act, the provisions of Sections 2.1, 2.3, 2.4, 2.5, 2.6, 3.1 and 4.2 of the Amended and Restated Stockholders Agreement dated as of February 29, 1996 among BCP, BOCP, BFIP, Chase Equity Associates and the Company, and any irrevocable proxy executed by Chase Equity Associates in favor of BCP, shall terminate and have no further force or effect.

                  (b) Upon the earlier of (x) 90 days after the date of the Closing and (y) the time when each of the Blackstone Parties shall have ceased to be an "affiliate" of the Company within the meaning of Rule 144 under the
Act:

                            (i) the provisions of Sections 3.7 ("Drag-Along Rights"), 3.9 ("Tagalong Rights") and 3.10 ("Voting Agreement") of each of the Management Common Stock Subscription Agreements (For Option Shares) among the Company, each of the executives of the Company whose names are set forth on Schedule A hereto and (as to Sections 3.7, 3.8, 3.9 and 3.10 of such agreements only) BCP (collectively, the "Option Shares
                                  Agreements") shall terminate and have no further force or effect;

                            (ii) the provisions of Sections 3.7 ("Drag-Along Rights"), 3.9 ("Tagalong Rights") and 3.10 ("Voting Agreement") of each of the Management Common Stock Subscription Agreements (For Purchased and Matched Shares) among the Company, each of the members of management of the Company whose names are set forth on Schedule B hereto and (as to Sections 3.7, 3.8, 3.9 and 3.10 of such agreements only) BCP (collectively, the "Purchased and Matched Shares Agreements") shall terminate and have no further force or effect; and

                            (iii) any irrevocable proxy executed pursuant to
                                  Section 3.10 of any of the Option Shares
                                  Agreements or the Purchased and Matched Shares Agreements by any of the executives whose names are set forth on Schedules A or B hereto shall terminate and have no further force or effect.

         7. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. The parties agree to submit to the jurisdiction of federal and state courts located in the City, County and State of New York in any action or proceeding arising out of or relating to this Agreement.

         8. Captions; Headings. The captions and headings in this Agreement have been inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

         9. Notices. All notices, requests or other communications to any of the parties hereunder shall be given in writing and shall be personally delivered or sent by facsimile transmission:

                  if to any of the Blackstone Parties, to:

                              c/o Blackstone Management Associates II L.L.C. 345 Park Avenue
                              31st Floor
                              New York, New York 10154
                              Facsimile: 212-754-8704
                              Attention: Mr. Glenn H. Hutchins

                  if to the Company, to:

                              UCAR International Inc.
                              39 Old Ridgebury Road
                              Danbury, Connecticut 06817
                              Facsimile: 203-207-7785
                              Attention: General Counsel

                  if to Chase Equity Associates, to the address or facsimile number as shown on the stock register of the Company.

         10. Successors and Assigns. Each term and condition of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties.

         11. Entire Agreement; Third Party Beneficiaries. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof. No provision of this Agreement is intended to confer upon any person other than the parties any rights or remedies.

         12. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if such amendment or waiver is set forth in a written instrument and is signed, in the case of an amendment, by all of the parties or, in the case of a waiver, by the party against whom the waiver is sought to be effective.

         13. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original instrument and all of which together shall constitute the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                    BLACKSTONE CAPITAL PARTNERS II
                                    MERCHANT BANKING FUND L.P.

                                    By:  Blackstone Management
                                         Associates II L.L.C., General Partner

                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                    BLACKSTONE OFFSHORE CAPITAL
                                    PARTNERS II L.P.

                                    By:  Blackstone Management
                                         Associates II L.L.C., General Partner

                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                    BLACKSTONE FAMILY INVESTMENT
                                    PARTNERSHIP II L.P.

                                    By:  Blackstone Management
                                         Associates II L.L.C., General Partner

                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                    UCAR INTERNATIONAL INC.

                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                    CHASE EQUITY ASSOCIATES, L.P.
                                    (as to Sections 6(a) and 7-13 of
                                    this Agreement only)

                                    By: Chase Venture Partners


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   SCHEDULE A

                          TO STOCK REPURCHASE AGREEMENT

                                   SCHEDULE B

                          TO STOCK REPURCHASE AGREEMENT

                                                                       EXHIBIT A

                                  April , 1997

The Bank of New York,
   as Transfer Agent
101 Barclay Street, 12W
New York, New York  10286
Attn:  Diana Ajjan

                  Re: UCAR International Inc.

Ladies and Gentlemen:

         Reference is made to the offering (the "Offering") of 6,400,000 shares (the "Offering Shares") of common stock of UCAR International Inc. (the "Company"), par value $.01 per share (the "Common Stock"), made pursuant to the Underwriting Agreement dated April , 1997 (the "Underwriting Agreement") among the Company, Blackstone Capital Partners II Merchant Banking Fund L.P., ("BCP"), Blackstone Offshore Capital Partners II L.P. ("BOCP"), Blackstone Family Investment Partnership II L.P. ("BFIP" and, together with BCP and BOCP, the "Selling Stockholders") and Credit Suisse First Boston Corporation ("CSFB") and the other Underwriters named therein and the Subscription Agreement dated
April   , 1997 (the "Subscription Agreement" and, together with the Underwriting
Agreement, each, an "Agreement") among the Company, the Selling Stockholders and Credit Suisse First Boston (Europe) Limited and the other Managers named therein. In connection with the Offering, the Selling Stockholders granted the Underwriters and the Managers an option to purchase a maximum of 660,958 additional shares of Common Stock (the "Over-Allotment Shares") solely to cover over-allotments of shares. Reference is also made to the repurchase by the Company of 640,000 shares (the "Repurchase Shares") of Common Stock from the Selling Stockholders pursuant to the Stock Repurchase Agreement dated as of April , 1997 (the "Repurchase Agreement") among the Company, the Selling Stockholders and Chase Equity Associates, L.P.

         In connection with the sale of the Offering Shares and the repurchase of Repurchase Shares, each Selling Stockholder has submitted to you a certificate representing a number of shares greater than the aggregate number of Offering Shares and Repurchase Shares to be sold by each such Selling Stockholder (such difference, the "Excess Shares"). The number of Offering Shares, Repurchase Shares and Excess Shares with respect to each Selling Stockholder are set forth in the table attached as Schedule A hereto.

         Of the aggregate 9,137,385 shares of Common Stock you have received from the Selling Stockholders, you are hereby instructed with respect to such shares as follows.

         1. Offering Shares. You are hereby authorized to cause certificate(s) evidencing 6,400,000 shares of Common Stock, representing the aggregate Offering Shares of the Selling Stockholders, to be issued, countersigned and registered in accordance with the instructions of CSFB, on behalf of itself and the other Underwriters and Managers. These certificate(s) should be issued without any restrictive legend.

         2. Repurchase Shares. You are hereby authorized to register in the name of the Company 640,000 shares of Common Stock, representing the aggregate Repurchase Shares of the Selling Stockholders, and treat such shares as treasury shares.

         3. Over-Allotment Shares and Excess Shares. You are hereby authorized to cause three certificates evidencing 1,542,864, 404,834 and 149,687 shares of Common Stock, respectively, representing the aggregate Over-Allotment Shares and Excess Shares of each of BCP, BOCP and BFIP, to be issued, countersigned and registered in the names of BCP, BOCP and BFIP, respectively. These certificates should be issued with the following restrictive legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT (THE "ACT") OF 1933 AND MAY BE TRANSFERRED PURSUANT THERETO WHILE SUCH REGISTRATION IS EFFECTIVE. IF SUCH REGISTRATION IS NOT EFFECTIVE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS THEY ARE SUBSEQUENTLY REGISTERED PURSUANT TO THE ACT OR AN EXEMPTION THEREFROM IS AVAILABLE.

         Should any questions arise, please contact me immediately for instructions.

                                                          Very truly yours,


                                                          Peter B. Mancino
                                                          General Counsel

                                                                      SCHEDULE I
                                                        TO LETTER OF INSTRUCTION

                             UCAR SECONDARY OFFERING

================================================================================================================
                                  Number of                                   Retained      Over-
 Blackstone        Certificate     Shares        Offering      Repurchase     Interest    Allotment    Excess
   Entity             Number   Currently Owned   Shares1         Shares        Shares      Shares     Shares2
----------------------------------------------------------------------------------------------------------------
BCP                   TUC 109     6,721,584     4,707,926        470,793      1,056,655    486,209    1,542,864
----------------------------------------------------------------------------------------------------------------
BOCP                  TUC 110     1,763,684     1,235,318        123,532       257,257     147,577     404,834
----------------------------------------------------------------------------------------------------------------
BFIP                  TUC 111      652,117       456,756         45,675       1,416,427    47,172      149,687
----------------------------------------------------------------------------------------------------------------
TOTAL                             9,137,385     6,400,000       6,400,000      102,515     660,958    2,097,385
----------------------------------------------------------------------------------------------------------------
Legend on Shares     1933 Act        N/A           No         N/A (shares     1933 Act    1933 Act    1933 Act
                      legend                   restrictive      will be        legend    legend (if    legend
                                                 legends    noncertificated              option not
                                                                treasury                 exercised)
                                                                shares)

================================================================================================================

--------

1 Assuming over-allotment option is not exercised concurrently with the First
  Closing.

2 Consists of Retained Interest Shares and Over-Allotment Shares.

                    [INCLUDES GREEN SHOE IN INITIAL CLOSING]

                                    EXHIBIT A

                                  April , 1997

The Bank of New York,
   as Transfer Agent
101 Barclay Street, 12W
New York, New York  10286
Attn:  Diana Ajjan

                  Re:      UCAR International Inc.

Ladies and Gentlemen:

         Reference is made to the offering (the "Offering") of 6,400,000 shares (the "Offering Shares") of common stock of UCAR International Inc. (the "Company"), par value $.01 per share (the "Common Stock"), made pursuant to the Underwriting Agreement dated April , 1997 (the "Underwriting Agreement") among the Company, Blackstone Capital Partners II Merchant Banking Fund L.P., ("BCP"), Blackstone Offshore Capital Partners II L.P. ("BOCP"), Blackstone Family Investment Partnership II L.P. ("BFIP" and, together with BCP and BOCP, the "Selling Stockholders") and Credit Suisse First Boston Corporation ("CSFB") and the other Underwriters named therein and the Subscription Agreement dated April , 1997 (the "Subscription Agreement" and, together with the Underwriting Agreement, each, an "Agreement") among the Company, the Selling Stockholders and Credit Suisse First Boston (Europe) Limited and the other Managers named therein. In connection with the Offering, the Selling Stockholders granted the Underwriters and the Managers an option to purchase a maximum of 660,958 additional shares of Common Stock (the "Over-Allotment Shares") solely to cover over-allotments of shares. Reference is also made to the repurchase by the Company of 640,000 shares (the "Repurchase Shares") of Common Stock from the Selling Stockholders pursuant to the Stock Repurchase Agreement dated as of April , 1997 (the "Repurchase Agreement") among the Company, the Selling Stockholders and Chase Equity Associates, L.P.

         In connection with the sale of the Offering Shares and the repurchase of Repurchase Shares, each Selling Stockholder has submitted to you a certificate representing a number of shares greater than the aggregate number of Offering Shares and Repurchase Shares to be sold by each such Selling Stockholder (such difference, the "Excess Shares"). The number of Offering Shares, Repurchase Shares and Excess Shares with respect to each Selling Stockholder are set forth in the table attached as Schedule A hereto.

                  Of the aggregate 9,137,385 shares of Common Stock you have received from the Selling Stockholders, you are hereby instructed with respect to such shares as follows.

         1. Offering Shares and Over-Allotment Shares. You are hereby authorized to cause certificate(s) evidencing 7,060,958 shares of Common Stock, representing the aggregate Offering Shares and Over-Allotment Shares of the

Selling Stockholders, to be issued,
countersigned and registered in accordance with the instructions of CSFB, on behalf of itself and the other Underwriters and Managers. These certificate(s) should be issued without any restrictive legend.

         2. Repurchase Shares. You are hereby authorized to register in the name of the Company 640,000 shares of Common Stock, representing the aggregate Repurchase Shares of the Selling Stockholders, and treat such shares as treasury shares.

         3. Excess Shares. You are hereby authorized to cause three certificates evidencing 1,056,655, 257,257 and 102,515 shares of Common Stock, respectively, representing the aggregate Excess Shares of each of BCP, BOCP and BFIP, to be issued, countersigned and registered in the names of BCP, BOCP and BFIP, respectively. These certificates should be issued with the following restrictive legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT (THE "ACT") OF 1933 AND MAY BE TRANSFERRED PURSUANT THERETO WHILE SUCH REGISTRATION IS EFFECTIVE. IF SUCH REGISTRATION IS NOT EFFECTIVE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS THEY ARE SUBSEQUENTLY REGISTERED PURSUANT TO THE ACT OR AN EXEMPTION THEREFROM IS AVAILABLE.

         Should any questions arise, please contact me immediately for instructions.

                                                          Very truly yours,



                                                          Peter B. Mancino
                                                          General Counsel

                                                                      SCHEDULE I
                                                        TO LETTER OF INSTRUCTION

                             UCAR SECONDARY OFFERING

=========================================================================================
                                    Number of
Blackstone          Certificate      Shares         Offering     Repurchase      Excess
  Entity               Number    Currently Owned    Shares1        Shares       Shares2
-----------------------------------------------------------------------------------------
BCP                    TUC 109      6,721,584      5,194,135       470,793      1,056,655
-----------------------------------------------------------------------------------------
BOCP                   TUC 110      1,763,684      1,382,895       123,532       257,257
-----------------------------------------------------------------------------------------
BFIP                   TUC 111       652,117        503,928        45,675       1,416,427
-----------------------------------------------------------------------------------------
TOTAL                               9,137,385      7,060,958      6,400,000      102,515
-----------------------------------------------------------------------------------------
Legend on Shares      1933 Act         N/A            No        N/A (shares     1933 Act
                       legend                     restrictive     will be        legend
                                                    legends   noncertificated
                                                                  treasury
                                                                   shares)
=========================================================================================

--------

1 Assuming over-allotment option is exercised concurrently with the First
  Closing.

2 Constitutes Retained Interest.

                                                                       EXHIBIT B

                                   CERTIFICATE

         Reference is made to the Stock Repurchase Agreement (the "Stock Repurchase Agreement"), dated April ___ , 1997, among UCAR International Inc. (the "Company"), the Blackstone Parties named therein and Chase Equity Associates, L.P. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Stock Repurchase Agreement.

         The undersigned, Stephen A. Schwarzman, hereby certifies that he is a founding member of Blackstone Management Associates II L.L.C., a Delaware limited liability company ("BMA"), which is a general partner of each of Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership ("BCP"), Blackstone Offshore Capital Partners II L.P., a Cayman Islands limited partnership ("BOCP") and Blackstone Family Partnership II L.P., a Delaware limited partnership ("BFIP"). BCP, BOCP and BFIP are collectively referred to herein as the "Partnerships."

         (a) The undersigned is authorized to execute and deliver this Certificate on behalf of each of the Partnerships by the terms of their respective limited partnership agreements and the limited liability company operating documents of BMA.

         (b) As of the date hereof, the representations and warranties of each of the Partnerships in the Stock Repurchase Agreement dated as of April _____ , 1997 among the Partnerships, the Company and Chase Equity Associates, L.P. (the "Stock Repurchase Agreement") that are qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects.

         (c) The execution and delivery of the Stock Repurchase Agreement and the performance by the Partnerships of all of their obligations thereunder have been authorized by all necessary partnership action on the part of each of the Partnerships and have been approved by BMA and the actions of BMA have been authorized in accordance with the operating documents of BMA.

         This Certificate may only be relied upon by the Company and counsel to the Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on this day of April, 1997.



                                                       Stephen A. Schwarzman